Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for the Three and Twelve Months Ended October 31, 2010

Net Revenue for the Twelve Months Ended October 31, 2010 Increased 65% Year-Over-Year to $1.16 Billion

Non-GAAP Income from Continuing Operations per Diluted Share for the Twelve Months Ended October 31, 2010 Increased to $1.06

New York, NY — December 16, 2010 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for the three and twelve months ended October 31, 2010. In addition, as previously announced, the Company’s Board of Directors has approved a fiscal year-end change from October 31 to March 31. In accordance with this change, the Company provided guidance for the three months ending December 31, 2010 and the new fiscal fourth quarter and full year ending March 31, 2011.

For the twelve months ended October 31, 2010, net revenue grew 65% year-over-year to $1.16 billion.  GAAP income from continuing operations increased to $49.7 million, or $0.58 per diluted share, as compared to a loss of $130.4 million, or $1.70 per share, for the year-ago period.  Non-GAAP income from continuing operations increased to $97.5 million, or $1.06 per diluted share, as compared to a Non-GAAP loss of $90.4 million, or $1.18 per share, for the year-ago period.  Non-GAAP income from continuing operations excludes certain non-cash and non-operational gains and losses identified on the attached reconciliation of GAAP and Non-GAAP measures.

For the three months ended October 31, 2010, net revenue grew 32% year-over-year to $373.7 million.  GAAP income from continuing operations increased to $54.2 million, or $0.58 per diluted share, as compared to a loss of $7.9 million, or $0.10 per share, for the year-ago period.  Non-GAAP income from continuing operations increased to $64.0 million, or $0.67 per diluted share, as compared to $7.9 million, or $0.10 per diluted share, for the year-ago period.

The strongest contributors to net revenue and profitability in the three month period ended October 31, 2010 were new titles, including NBA® 2K11, Mafia® II, Red Dead Redemption, Sid Meier’s Civilization® V, Grand Theft Auto IV: Complete and New Carnival Games®.  Catalog titles that contributed to the strength in the recent period included Borderlands™, Grand Theft Auto IV and several Nickelodeon titles.  In addition, digitally delivered content has continued to be a meaningful component of Take-Two’s sales.

Management Comments

Ben Feder, CEO of Take-Two, commented, “We have achieved our goal of profitability in a year without a new release of Grand Theft Auto.  Our better-than-expected revenue growth and margin expansion were driven by strong demand for our diverse portfolio of games, including the hit new titles Red Dead Redemption and NBA 2K11, as well as strong sales of catalog titles and digitally delivered content.  I am also pleased to report that our 2K Sports division was profitable during the period.”

Strauss Zelnick, Chairman of Take-Two, added, “As we finish 2010, our Company is better positioned for success than ever, creatively, operationally and financially. We plan to build on the talents of our world-class creative team to deliver an increasingly diverse portfolio of high-quality titles.  We will also pursue opportunities to enter newer areas of the interactive entertainment business, such as digitally delivered content and the expanding Asian and Latin American markets.  In addition, we will continue to optimize our efficient operating infrastructure and sound balance sheet to support our future initiatives for profitable growth.”

Product Highlights

During the three months ended October 31, 2010:

•                  Rockstar Games released several downloadable content packs for Red Dead Redemption, which has sold-in nearly 8 million units worldwide since launching in May.

•                  2K Games launched Mafia II and several downloadable content packs for the title.

•                  2K Sports launched NBA 2K11, which sold-in more than three million units worldwide and received the highest scores in the history of the franchise (89 — Metacritic.com).

•                  2K Sports signed pitcher Roy Halladay of the Philadelphia Phillies as the cover athlete for Major League Baseball 2K11 that will launch in spring 2011.

•                  2K Games announced that it will release Duke Nukem Forever during calendar year 2011.

•                  2K Games’ Sid Meier’s Civilization V launched to critical acclaim and was heralded for advancing the real-time strategy genre.

Financial Guidance

In connection with the change to its fiscal year-end, Take-Two is providing guidance for the three months ending December 31, 2010 and the fiscal fourth quarter and full year ending March 31, 2011.

	Three months ending 12/31/2010	Three months ending 3/31/2011	Twelve months ending 3/31/2011

Revenue	$290 to $315 million	$100 to $150 Million	$1.0 to $1.1 Billion

Non-GAAP EPS	$0.25 to $0.35	$(0.60) to $(0.50)	$0.50 to $0.65

Stock-based compensation expense per share (a)	$0.06	$0.06	$0.29

Non-cash interest expense related to convertible debt (b)	$0.02	$0.02	$0.07

Business restructuring costs and expenses related to unusual legal matters	$0.00	$0.00	$0.05

Non-cash tax expense	$0.01	$0.01	$0.05

(a)          The Company’s stock-based compensation expense for the periods above includes the cost of approximately 2 million stock options and 1.5 million shares previously issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b)         The Company adopted a new accounting standard on November 1, 2009 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company has begun to record non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360, PlayStation 3 and Wii; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on certain prior generation platforms; the timely delivery of the titles detailed in this release; and stable foreign exchange rates.

Product Releases

The following titles released during the three months ended October 31, 2010:

Title	Platform

BioShock® 2: Minerva’s Den (DLC)	Xbox 360, PS3
BioShock® 2: Protector Trials (DLC)	Xbox 360, PS3
Borderlands™: Claptrap’s New Robot Revolution (DLC)	Xbox 360, PS3, PC
Borderlands™ Game of the Year	Xbox 360, PS3, PC
Carnival Games®	iPhone, iPod touch
Dora’s Big Birthday Adventure	Wii, PS2, DS
Dora’s Cooking Club	DS
Grand Theft Auto IV: Complete	Xbox 360, PS3, PC
Grand Theft Auto: Chinatown Wars HD	iPad
Mafia® II	Xbox 360, PS3, PC
Mafia II: Jimmy’s Vendetta(DLC)	Xbox 360, PS3, PC
Mafia® II: The Betrayal of Jimmy (DLC)	PS3
Mega Bloks: Diego’s Build and Rescue	DS
New Carnival Games	Wii, DS
NBA® 2K11	Xbox 360, PS3, PS2, PSP, Wii, PC
NHL® 2K11	iPhone, iPod touch, Wii
Red Dead Redemption: Legends and Killers Pack (DLC)	Xbox 360, PS3
Red Dead Redemption: Liars and Cheats Pack (DLC)	Xbox 360, PS3
Red Dead Redemption: Undead Nightmare Pack (DLC)	Xbox 360, PS3
Sid Meier’s Civilization V	PC
Sid Meier’s Civilization V: Babylonian Civilization Pack (DLC)	PC
Sid Meier’s Civilization V: Mongols and Scenario Pack (DLC)	PC
Sid Meier’s Pirates!™	Wii

The following titles have released to date since November 1, 2010:

Title	Platform

Grand Theft Auto Trilogy	Mac
Mafia® II: Joe’s Adventures (DLC)	Xbox 360, PS3, PC
Nickelodeon® Fit	Wii
Red Dead Redemption: Undead Nightmare (standalone disc)	Xbox 360, PS3
Sid Meier’s Civilization V: The Double Civilization and Scenario Pack: Spain and Inca (DLC)	PC

Take-Two’s lineup of future titles announced to date includes:

Title	Platforms	Planned For Release
L.A. Noire	Xbox 360, PS3	Spring 2011
Top Spin 4	Xbox 360, PS3, Wii	Fiscal 4Q 2011
Major League Baseball 2K11	Xbox 360, PS3, PS2, PSP, Wii, PC	Fiscal 4Q 2011
Duke Nukem Forever	Xbox 360, PS3, PC	Calendar Year 2011
Spec Ops: The Line	Xbox 360, PS3, PC	Fiscal Year 2012
XCOM	Xbox 360, PC	Fiscal Year 2012
BioShock® Infinite	Xbox 360, PS3, PC	Calendar Year 2012

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Change in Fiscal Year

On October 25, 2010, the Company’s Board of Directors approved a change in the Company’s fiscal year end from October 31 to March 31.  Accordingly, the Company expects to file a transition report for the five-month transition period of November 1, 2009 to March 31, 2010 on Form 10-KT within 60 days from October 25, 2010.

Non-GAAP Financial Measures

In addition to reporting unaudited financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items. Non-GAAP gross profit, income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period. Therefore, the Company believes it is appropriate to exclude certain items as follows:

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.

•                  Business reorganization, restructuring and related expenses — the Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its Non-GAAP financial measures.

•                  Gain (loss) on sale of subsidiaries and income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash interest expense related to convertible debt — as a result of a new accounting standard adopted on November 1, 2009, the Company records non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill and the impact of the cancellation of stock options — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP. Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units. Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone®, iPod® touch and iPad™. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended October 31,		Twelve months ended October 31,
	2010	2009	2010	2009
		(As adjusted)(1)		(As adjusted)(1)

Net revenue	$373,701	$282,527	$1,159,017	$701,057

Cost of goods sold:
Product costs	106,082	84,900	333,372	236,512
Software development costs and royalties	63,205	47,490	202,440	115,960
Internal royalties	13,564	27,725	99,826	58,224
Licenses	23,200	17,928	67,809	56,880
Total cost of goods sold	206,051	178,043	703,447	467,576

Gross profit	167,650	104,484	455,570	233,481

Selling and marketing	60,071	50,033	191,347	141,962
General and administrative	27,672	33,230	105,722	130,376
Research and development	16,669	14,160	62,614	63,748
Depreciation and amortization	3,794	4,077	15,643	17,574
Total operating expenses	108,206	101,500	375,326	353,660
Income (loss) from operations	59,444	2,984	80,244	(120,179)
Interest and other, net	(848)	(2,486)	(17,883)	(5,771)
Income (loss) from continuing operations before income taxes	58,596	498	62,361	(125,950)
Provision for income taxes	4,388	8,359	12,680	4,487
Income (loss) from continuing operations	54,208	(7,861)	49,681	(130,437)
Loss from discontinued operations, net of taxes	(419)	(15,660)	(7,088)	(10,017)
Net income (loss)	$53,789	$(23,521)	$42,593	$(140,454)

Earnings (loss) per share:
Continuing operations	$0.63	$(0.10)	$0.58	$(1.70)
Discontinued operations	0.00	(0.20)	(0.08)	(0.13)
Basic earnings (loss) per share	$0.63	$(0.30)	$0.50	$(1.83)

Continuing operations	$0.58	$(0.10)	$0.58	$(1.70)
Discontinued operations	0.00	(0.20)	(0.08)	(0.13)
Diluted earnings (loss) per share (2)	$0.58	$(0.30)	$0.50	$(1.83)

Weighted average shares outstanding: (3)
Basic	85,534	77,569	84,975	76,815
Diluted	98,461	77,569	84,975	76,815

(1)     As adjusted to reflect the retroactive adoption of new convertible debt accounting guidance and discontinued operations accounting for the sale of Jack of All Games which was completed in February 2010.

(2)     For the three months ended October 31, 2010, diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009. Net income used for computing diluted EPS has been adjusted by $3,512 related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes. The “if-converted” method was not used for the other periods presented as the assumed conversion would have been anti-dilutive.

(3)     Basic and diluted include participating shares of 5,737 and 5,978 for the three and twelve months ended October 31, 2010, respectively.

	Three months ended October 31,		Twelve months ended October 31,
	2010	2009	2010	2009
OTHER INFORMATION

Geographic revenue mix
North America	59%	62%	62%	63%
International	41%	38%	38%	37%

Platform revenue mix
Microsoft Xbox 360	34%	53%	42%	41%
Sony PlayStation 3	38%	21%	37%	16%
PC	15%	7%	9%	11%
Nintendo Wii	5%	5%	5%	11%
Sony PSP	2%	7%	2%	7%
Sony PlayStation 2	3%	4%	2%	7%
Nintendo DS	3%	3%	3%	7%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31,	October 31,
	2010	2009
	(Unaudited)	(As adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$251,180	$102,083
Accounts receivable, net of allowances of $62,188 and $37,191 at October 31, 2010 and October 31, 2009, respectively	165,542	181,065
Inventory	30,305	26,687
Software development costs and licenses	142,077	167,341
Prepaid taxes and taxes receivable	8,186	8,814
Prepaid expenses and other	79,122	47,473
Assets of discontinued operations	—	95,104
Total current assets	676,412	628,567

Fixed assets, net	22,307	27,049
Software development costs and licenses, net of current portion	100,775	75,521
Goodwill	221,746	220,881
Other intangibles, net	19,785	23,224
Other assets	7,231	31,886
Total assets	$1,048,256	$1,007,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,549	$114,379
Accrued expenses and other current liabilities	213,780	172,784
Deferred revenue	10,352	6,334
Liabilities of discontinued operations	3,794	60,796
Total current liabilities	301,475	354,293

Long-term debt	104,050	97,063
Income taxes payable	9,201	10,146
Deferred income taxes, net	9,059	—
Liabilities of discontinued operations, net of current portion	3,288	—
Total liabilities	427,073	461,502
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 84,611 and 81,925 shares issued and outstanding at October 31, 2010 and October 31, 2009, respectively	846	819
Additional paid-in capital	694,022	658,794
Accumulated deficit	(79,586)	(122,179)
Accumulated other comprehensive income	5,901	8,192
Total stockholders’ equity	621,183	545,626
Total liabilities and stockholders’ equity	$1,048,256	$1,007,128

(1) As adjusted to reflect the following items:

• discontinued operations accounting for the sale of Jack of All Games which was completed in February 2010;

• the retroactive adoption of new convertible debt accounting guidance; and

• the reclassification of certain prior year amounts to conform to current year presentation for comparative purposes.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Twelve months ended October 31,
	2010	2009
		(As adjusted)(1)
Operating activities:
Net income (loss)	$42,593	$(140,454)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	158,572	105,521
Depreciation and amortization	15,643	17,574
Income (loss) from discontinued operations	7,088	10,017
Amortization and impairment of intellectual property	2,340	478
Stock-based compensation	30,387	25,933
Loss on sale of subsidiary	3,831	—
Deferred income taxes	2,275	3,432
Amortization of discount on Convertible Notes	6,987	2,655
Amortization of debt issuance costs	1,251	852
Other, net	(709)	(4,456)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	15,523	(57,275)
Inventory	(3,934)	11,792
Software development costs and licenses	(158,724)	(164,828)
Prepaid expenses, other current and other non-current assets	(30,131)	(309)
Deferred revenue	4,018	(49,829)
Accounts payable, accrued expenses, income taxes payable and other liabilities	22,107	13,728
Net cash (used in) provided by discontinued operations	(2,948)	14,965
Net cash provided by (used in) operating activities	116,169	(210,204)

Investing activities:
Purchase of fixed assets	(10,158)	(11,176)
Cash received from sale of subsidiary	5,587	—
Net cash provided by sale of discontinued operations	37,250	—
Payments in connection with business combinations	(1,991)	(5,813)
Net cash provided by (used in) investing activities	30,688	(16,989)

Financing activities:
Proceeds from exercise of employee stock options	53	22
Net payments on line of credit	—	(70,000)
Proceeds from issuance of Convertible Notes	—	138,000
Purchase of convertible note hedges	—	(43,592)
Issuance of warrants to purchase common stock	—	26,342
Payment of debt issuance costs	—	(4,984)
Net cash provided by financing activities	53	45,788

Effects of exchange rates on cash and cash equivalents	2,187	3,211

Net increase (decrease) in cash and cash equivalents	149,097	(178,194)
Cash and cash equivalents, beginning of year	102,083	280,277
Cash and cash equivalents, end of period	$251,180	$102,083

(1) As adjusted to reflect the following items:

• the sale of Jack of All Games which was completed in February 2010;

• the retroactive adoption of new convertible debt accounting guidance; and

• the reclassification of certain prior year amounts to conform to current year presentation for comparative purposes.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional				Business	Non-GAAP three
	ended October 31,	Discontinued	fees and	Stock-based	Non-cash	Non-cash	reorganization	months ended October 31,
	2010	operations	legal matters	compensation	interest expense	tax expense	and related	2010

Net revenue	$373,701	$—	$—	$—	$—	$—	$—	$373,701

Cost of goods sold:
Product costs	106,082	—	—	—	—	—	—	106,082
Software development costs and royalties	63,205	—	—	(2,456)	—	—	—	60,749
Internal royalties	13,564	—	—	—	—	—	—	13,564
Licenses	23,200	—	—	—	—	—	—	23,200
Total cost of goods sold	206,051	—	—	(2,456)	—	—	—	203,595

Gross profit	167,650	—	—	2,456	—	—	—	170,106

Selling and marketing	60,071	—	—	(1,076)	—	—	—	58,995
General and administrative	27,672	—	(138)	(2,227)	—	—	—	25,307
Research and development	16,669	—	—	(1,000)	—	—	(474)	15,195
Depreciation and amortization	3,794	—	—	—	—	—	—	3,794
Total operating expenses	108,206	—	(138)	(4,303)	—	—	(474)	103,291
Income (loss) from operations	59,444	—	138	6,759	—	—	474	66,815
Interest and other, net	(848)	—	—	—	1,833	—	—	985
Income (loss) from continuing operations before income taxes	58,596	—	138	6,759	1,833	—	474	67,800
Provision for income taxes	4,388	—	—	—	—	(561)		3,827
Income (loss) from continuing operations	54,208	—	138	6,759	1,833	561	474	63,973
Loss from discontinued operations, net of taxes	(419)	419	—	—	—	—	—	—
Net income (loss)	$53,789	$419	$138	$6,759	$1,833	$561	$474	$63,973

Earnings (loss) per share:*
Basic earnings (loss) per share	$0.63	$0.00	$0.00	$0.08	$0.02	$0.01	$0.01	$0.75

Diluted earnings (loss) per share (1)	$0.58	$0.00	$0.00	$0.07	$0.02	$0.01	$0.00	$0.67

Weighted average shares outstanding (2)
Basic	85,534	85,534	85,534	85,534	85,534	85,534	85,534	85,534
Diluted	98,461	98,461	98,461	98,461	98,461	98,461	98,461	98,461

EBITDA:
Income (loss) from continuing operations before income taxes	$58,596							$67,800
Interest	4,121							2,288
Depreciation and amortization	3,794							3,794
EBITDA	$66,511							$73,882
Add: Business reorganization and related	474							—
Adjusted EBITDA	$66,985							$73,882

*Earnings (loss) per share (“EPS”) may not add due to rounding

(1) For the three months ended October 31, 2010, diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009. Non-GAAP net income used for computing non-GAAP diluted EPS has been adjusted by $1,680 and GAAP net income used for computing GAAP diluted EPS has been adjusted by $3,512 related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes.

(2) Basic and diluted include participating shares of 5,737.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional				Non-GAAP three
	ended October 31,	Discontinued	fees and	Stock-based	Non-cash	Non-cash	months ended October 31,
	2009	operations	legal matters	compensation	interest expense	tax expense	2009

Net revenue	$282,527	$—	$—	$—	$—	$—	$282,527

Cost of goods sold:
Product costs	84,900	—	—	—	—	—	84,900
Software development costs and royalties	47,490	—	—	(2,415)	—	—	45,075
Internal royalties	27,725	—	—	—	—	—	27,725
Licenses	17,928	—	—	—	—	—	17,928
Total cost of goods sold	178,043	—	—	(2,415)	—	—	175,628

Gross profit	104,484	—	—	2,415	—	—	106,899

Selling and marketing	50,033	—	—	(1,135)	—	—	48,898
General and administrative	33,230	—	(98)	(5,118)	—	—	28,014
Research and development	14,160	—	—	(1,151)	—	—	13,009
Depreciation and amortization	4,077	—	—	—	—	—	4,077
Total operating expenses	101,500	—	(98)	(7,404)	—	—	93,998
Income (loss) from operations	2,984	—	98	9,819	—	—	12,901
Interest and other, net	(2,486)	—	—	—	1,532	—	(954)
Income (loss) from continuing operations before income taxes	498	—	98	9,819	1,532	—	11,947
Provision for income taxes	8,359	—	—	—	—	(4,319)	4,040
Income (loss) from continuing operations	(7,861)	—	98	9,819	1,532	4,319	7,907
Loss from discontinued operations, net of taxes	(15,660)	15,660	—	—	—	—	—
Net income (loss)	$(23,521)	$15,660	$98	$9,819	$1,532	$4,319	$7,907

Earnings (loss) per share:*
Basic earnings (loss) per share	$(0.30)	$0.19	$0.00	$0.12	$0.02	$0.05	$0.10

Diluted earnings (loss) per share	$(0.30)	$0.19	$0.00	$0.12	$0.02	$0.05	$0.10

Weighted average shares outstanding (1)
Basic	77,569	82,269	82,269	82,269	82,269	82,269	82,269
Diluted	77,569	82,269	82,269	82,269	82,269	82,269	82,269

EBITDA:
Income (loss) from continuing operations before income taxes	$498						$11,947
Interest	3,720						2,188
Depreciation and amortization	4,077						4,077
EBITDA	$8,295						$18,212

*Earnings (loss) per share may not add due to rounding

(1) Basic and diluted include participating shares of 4,700.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Twelve months	Sale of subsidiary	Professional				Business	Non-GAAP twelve months
	ended October 31,	and discontinued	fees and	Stock-based	Non-cash	Non-cash	reorganization	ended October 31,
	2010	operations	legal matters	compensation	interest expense	tax expense	and related	2010

Net revenue	$1,159,017	$—	$—	$—	$—	$—	$—	$1,159,017

Cost of goods sold:
Product costs	333,372	—	—	—	—	—	—	333,372
Software development costs and royalties	202,440	—	—	(10,929)	—	—	—	191,511
Internal royalties	99,826	—	—	—	—	—	—	99,826
Licenses	67,809	—	—	—	—	—	—	67,809
Total cost of goods sold	703,447	—	—	(10,929)	—	—	—	692,518

Gross profit	455,570	—	—	10,929	—	—	—	466,499

Selling and marketing	191,347	—	—	(4,158)	—	—	(173)	187,016
General and administrative	105,722	—	960	(11,113)	—	—	(1,048)	94,521
Research and development	62,614	—	—	(4,176)	—	—	(1,580)	56,858
Depreciation and amortization	15,643	—	—	—	—	—	—	15,643
Total operating expenses	375,326	—	960	(19,447)	—	—	(2,801)	354,038
Income (loss) from operations	80,244	—	(960)	30,376	—	—	2,801	112,461
Interest and other, net	(17,883)	3,831	—	—	6,987	—	—	(7,065)
Income (loss) from continuing operations before income taxes	62,361	3,831	(960)	30,376	6,987	—	2,801	105,396
Provision for income taxes	12,680	—	—	—	—	(4,823)	—	7,857
Income (loss) from continuing operations	49,681	3,831	(960)	30,376	6,987	4,823	2,801	97,539
Loss from discontinued operations, net of taxes	(7,088)	7,088	—	—	—	—	—	—
Net income (loss)	$42,593	$10,919	$(960)	$30,376	$6,987	$4,823	$2,801	$97,539

Earnings (loss) per share:*
Basic earnings (loss) per share	$0.50	$0.13	$(0.01)	$0.36	$0.08	$0.06	$0.03	$1.15

Diluted earnings (loss) per share (1)	$0.50	$0.11	$(0.01)	$0.31	$0.07	$0.05	$0.03	$1.06

Weighted average shares outstanding (2)
Basic	84,975	84,975	84,975	84,975	84,975	84,975	84,975	84,975
Diluted	84,975	97,902	97,902	97,902	97,902	97,902	97,902	97,902

EBITDA:
Income (loss) from continuing operations before income taxes	$62,361							$105,396
Interest	15,459							8,472
Depreciation and amortization	15,643							15,643
EBITDA	$93,463							$129,511
Add: Business reorganization and related	2,801							—
Adjusted EBITDA	$96,264							$129,511

*Earnings (loss) per share (“EPS”) may not add due to rounding

(1) For the twelve months ended October 31, 2010, non-GAAP EPS — diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009. Non-GAAP net income used for computing non-GAAP diluted EPS has been adjusted by $6,687 related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes. The “if-converted” method was not used for GAAP EPS presented as the assumed conversion would have been anti-dilutive.

(2) Basic and diluted include participating shares of 5,978.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Twelve months		Professional				Non-GAAP twelve months
	ended October 31,	Discontinued	fees and	Stock-based	Non-cash	Non-cash	ended October 31,
	2009	operations	legal matters	compensation	interest expense	tax expense	2009

Net revenue	$701,057	$—	$—	$—	$—	$—	$701,057

Cost of goods sold:
Product costs	236,512	—	—	—	—	—	236,512
Software development costs and royalties	115,960	—	—	(6,094)	—	—	109,866
Internal royalties	58,224	—	—	—	—	—	58,224
Licenses	56,880	—	—	—	—	—	56,880
Total cost of goods sold	467,576	—	—	(6,094)	—	—	461,482

Gross profit	233,481	—	—	6,094	—	—	239,575

Selling and marketing	141,962	—	—	(2,551)	—	—	139,411
General and administrative	130,376	—	(7,225)	(14,119)	—	—	109,032
Research and development	63,748	—	—	(3,169)	—	—	60,579
Depreciation and amortization	17,574	—	—	—	—	—	17,574
Total operating expenses	353,660	—	(7,225)	(19,839)	—	—	326,596
Income (loss) from operations	(120,179)	—	7,225	25,933	—	—	(87,021)
Interest and other, net	(5,771)	—	—	—	2,524	—	(3,247)
Income (loss) from continuing operations before income taxes	(125,950)	—	7,225	25,933	2,524	—	(90,268)
Provision for income taxes	4,487	—	—	—	—	(4,319)	168
Income (loss) from continuing operations	(130,437)	—	7,225	25,933	2,524	4,319	(90,436)
Loss from discontinued operations, net of taxes	(10,017)	10,017	—	—	—	—	—
Net income (loss)	$(140,454)	$10,017	$7,225	$25,933	$2,524	$4,319	$(90,436)

Earnings (loss) per share:*
Basic earnings (loss) per share	$(1.83)	$0.13	$0.09	$0.34	$0.03	$0.06	$(1.18)

Diluted earnings (loss) per share (1)	$(1.83)	$0.13	$0.09	$0.34	$0.03	$0.06	$(1.18)

Weighted average shares outstanding
Basic	76,815	76,815	76,815	76,815	76,815	76,815	76,815
Diluted	76,815	76,815	76,815	76,815	76,815	76,815	76,815

EBITDA:
Income (loss) from continuing operations before income taxes	$(125,950)						$(90,268)
Interest	9,611						7,087
Depreciation and amortization	17,574						17,574
EBITDA	$(98,765)						$(65,607)

*Earnings (loss) per share may not add due to rounding